[GRAPHIC OMITTED]


     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:





     Evergreen Short Intermediate Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      3,527,681         0.24             14,014,978        6.05


     Class B      527,707  0.19             2,259,485         6.05


     Class C      1,091,828         0.19             5,012,124         6.05


     Class I      46,587,908        0.25             190,204,715       6.05


     Class IS     728,612  0.24             2,894,900         6.05





     Evergreen Limited Duration Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A          173,836       0.26                592,278        10.22


     Class B          153,582       0.18                824,104        10.22


     Class C           410,717      0.18             1,870,740         10.22


     Class I       11,865,674       0.28                39,447,313     10.22


     Class IS         635,954       0.26             2,058,613         10.22




















     Evergreen Adjustable Rate Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      52,848,178        0.30             137,668,049       9.45


     Class B      20,379,065        0.23             78,609,724        9.45


     Class C      58,394,121        0.23             207,952,887       9.45


     Class I      90,968,754        0.32             287,956,379       9.45


     Class IS     34,570,575        0.30             80,660,143        9.45